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                                                                      EXHIBIT 5A


                                  May 16, 2003


GulfTerra Energy Partners, L.P.
4 East Greenway Plaza
Houston, Texas 77046

         Re: GulfTerra Energy Partners, L.P.


Ladies and Gentlemen:

         We have acted as counsel to GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and GulfTerra Energy Company, L.L.C., a Delaware limited liability company (the "GENERAL PARTNER" and, together with the Partnership, the "COMPANIES"), in connection with the proposed offering and sale by the Partnership of a combined unit consisting of 1,118,881 common units (the "COMMON UNITS") and 80 Series F1 convertible units, which consist of 80 Series F1 convertible units and 80 Series F2 convertible units in the aggregate and which are convertible into up to 8,329,679 Common Units (the "CONVERTIBLE UNITS"), each of the Common Units and Convertible Units representing limited partner interests of the Partnership. We refer to the registration statement on Form S-3 (Registration No. 333-81772) filed on January 30, 2002 by the Partnership with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on February 7, 2002 (the "REGISTRATION STATEMENT"). A prospectus supplement dated May 16, 2003 (the "PROSPECTUS"), which together with the prospectus filed with the Registration Statement shall constitute part of the Prospectus, has been filed pursuant to Rule 424(b) promulgated under the Act. Any capitalized term used, but not defined, herein shall have the meaning given to such term in the Placement Agency Agreement dated May 16, 2003 (the "PLACEMENT AGENCY AGREEMENT") relating to the offer and sale of the Common Units, the Convertible Units and Common Units issuable upon conversion of the Convertible Units. We have also assumed the legal capacity of natural persons, the corporate or other power of all persons signing on behalf of the parties thereto other than the Companies and the due authorization, execution and delivery of all documents by the parties thereto other than the Companies.

         We have examined originals or certified copies of such partnership records of the Partnership and such corporate records of the General Partner and other certificates and documents of officials of the Companies, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic



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GulfTerra Energy Partners, L.P.
May 14, 2003
Page 2


original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. When the Common Units and Convertible Units have been issued and delivered in accordance with the terms of the Placement Agency Agreement and upon payment of the consideration therefor provided for therein, (a) such Common Units and Convertible Units will be duly authorized and validly issued and (b) on the assumption that the holder of such Common Units and Convertible Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, the Common Units and Convertible Units will be fully paid and non-assessable; and

         2. When the Common Units issuable upon conversion of the Convertible Units have been issued and delivered in accordance with the terms of the Statement of Rights, Privileges and Limitations of Series F Convertible Units which is attached as Annex A to the Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "STATEMENT") and upon payment of the consideration therefor provided for therein, (a) such Common Units will be duly authorized and validly issued and (b) on the assumption that the purchaser of such Common Units issued upon conversion of the Convertible Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, the Common Units issued upon conversion of the Convertible Units will be fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We have assumed that the Common Units and Convertible Units will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement and in accordance with the terms of the Placement Agency Agreement and the Statement.

         B. The opinions set forth in paragraph 1(b) and 2(b) are subject to the qualification that (i) under Section 17-303(a) of the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE ACT"), a limited partner who participates in the "control," within the meaning of the Delaware Act, of the business of a partnership or takes action which constitutes "control" may be held personally liable for such partnership's obligations under the Delaware Act to the same extent as a general partner and (ii) under Section 17-607 of the Delaware Act, a limited partner who (x) receives a distribution that, at the time of distribution and after giving effect to the distribution, causes all liabilities of the Partnership, other than liabilities to partners on account of their partnership interests and non-recourse liabilities, to exceed the fair value of the assets of the limited partnership (except the fair value of property subject to a liability for which the recourse of



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GulfTerra Energy Partners, L.P.
May 14, 2003
Page 3



                  creditors is limited, which property shall be included in the assets of the limited partnership only to the extent that the fair value of such property exceeds such liability) and (y) knew at the time of such distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

         C. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the federal Laws of the United States and (ii) the General Corporation Law, Revised Uniform Partnership Act, Revised Uniform Limited Partnership Act and Limited Liability Company Act of the State of Delaware.

         D. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution and (vi) limitations on the waiver of rights under usury law.

         D. This law firm is a registered limited liability partnership organized under the laws of the state of Texas.


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         We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.


                                   Very truly yours,


                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P. AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.